Exhibit 1.1

Execution Version

QUOTIENT LIMITED

12,000,000 Ordinary Shares (no par value per Share)

UNDERWRITING AGREEMENT

November 6, 2019

UNDERWRITING AGREEMENT

November 6, 2019

Jefferies LLC

Cowen and Company, LLC

As Representatives of the several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o

Cowen and Company, LLC

599 Lexington Avenue, 25th Floor

New York, New York 10022

Ladies and Gentlemen:

Quotient Limited, a company organized under the laws of Jersey (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), an aggregate of 12,000,000 ordinary shares, of no par value per share, of the Company (the “Firm Shares”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,800,000 ordinary shares, of no par value per share, of the Company (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, of no par value per share, of the Company are hereinafter referred to as the “Ordinary Shares.” Jefferies LLC (“Jefferies”) and Cowen and Company, LLC (“Cowen”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-226800) under the Act, including a prospectus, relating to various securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended to the date of this Agreement, including (i) all documents filed as a part thereof and (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act (the “Effective Time”). The related prospectus covering the Shelf Securities dated August 24, 2018 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.”

Except where the context otherwise requires, “Prospectus,” as used herein, means the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act).

“Preliminary Prospectus,” as used herein, means any preliminary form of the Prospectus.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the Effective Time or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Exempt Written Communication,” as used herein, means each written communication, if any, by the Company or any person authorized to act on behalf of the Company made to one or more qualified institutional buyers (“QIBs”) as such term is defined in Rule 144A under the Act and/or one or more institutions that are accredited investors (“IAIs”), as defined in Rule 501(a) under the Act to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Oral Communication,” as used herein, means each oral communication made prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Permitted Exempt Written Communication,” as used herein, means the documents listed on Schedule B attached hereto.

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package,” as used herein, means, collectively, with the pricing information set forth on Schedule B attached hereto, the Preliminary Prospectus and all Permitted Free Writing Prospectuses, if any, considered together. “Applicable Time”, as used herein, means 7:15 P.M., New York City time, on November 6, 2019.

As used in this Agreement, “business day” shall mean a day on which The Nasdaq Global Market (the “Nasdaq”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $6.58 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the Underwriters the option (the “Additional Share Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares, at the same purchase price per Share to be paid by the Underwriters to the Company for the Firm Shares, less an amount per unit equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Additional Share Option may be exercised by the Representatives on behalf of the Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Additional Share Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Additional Share Option shall have been exercised nor later than the tenth business day after the date on which the Additional Share Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., New York City time, on November 12, 2019 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Covington & Burling LLP at The New York Times Building, 620 Eighth Avenue, New York, New York, at 8:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or; with respect to any registration statement to be filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of the Preliminary Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not at the Effective Time and at the time of purchase and each additional time of purchase, if any, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of its date, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c) The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered, sold, allotted or issued any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer, sale, allotment or issue of the Shares, in each case other than the Preliminary Prospectus, the Permitted Free Writing Prospectuses, if any and, the Permitted Exempt Written Communications, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the Preliminary Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act), Exempt Oral Communications and Covered Exempt Written Communications related to the offering of the Shares contemplated hereby are solely the property of the Company; and the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

(e) as of the date of this Agreement, the Company qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act;

(f) each Permitted Exempt Written Communication, if any, did not as of its date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) the Company has, prior to the date of the Preliminary Prospectus furnished to you a list containing the names of the recipients, if any, of all Covered Exempt Written Communications and all Exempt Oral Communications;

(h) each Covered Exempt Written Communication, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Disclosure Package and the Prospectus;

(i) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Disclosure Package and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Disclosure Package and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of Ordinary Shares upon exercise of share options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, the grant of options, shares or other awards under incentive compensation plans described in the Registration Statement (excluding the exhibits thereto), the

Disclosure Package and the Prospectus, and the purchase and sale of Shares hereunder)); all of the issued and outstanding shares in the capital, including the Ordinary Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the certificate of incorporation (or certificate of incorporation on change of name) of the Company and the articles of association of the Company, each in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the laws of Jersey and are in full force and effect at the time of purchase. The share capital of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement and the Prospectus; and the certificates for the Shares (if any) are in due and proper form;

(j) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Jersey, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, management, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of the Shares from the Nasdaq (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(k) the Company has no subsidiaries (as defined under the Act) other than QBD (QSIP) Limited, a company formed under the laws of Jersey, Quotient Biodiagnostics, Inc., a Delaware corporation, Alba Bioscience Limited, a company formed under the laws of Scotland, Quotient BioCampus Limited, a company formed under the laws of Scotland and Quotient Suisse SA, a company formed under the laws of Switzerland (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding share capital or capital stock (as applicable) of each of the Subsidiaries; other than the share capital or capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares in the capital, shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the certificate of incorporation or certificate of incorporation on change of name and the articles of association of the Company and the articles of association, charters or bylaws (as applicable) or other applicable organizational documents of each Subsidiary, and all amendments thereto have been made available to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its respective jurisdiction of incorporation or formation, with full power and authority, corporate or otherwise, to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares in the capital or shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares in the capital, shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(l) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the laws of Jersey or the Company’s certificate of incorporation and articles of association or any agreement or other instrument to which the Company is a party;

(m) the share capital of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus; and the certificates for the Shares are in due and proper form;

(n) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus);

(o) this Agreement has been duly authorized, executed and delivered by the Company;

(p) the Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing;

(q) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective certificate of incorporation or certificate of incorporation on name change or articles of association, charter or bylaws or other applicable organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B), (C) or (D), where such breach, violation, default, event or right would not, individually or in the aggregate, have a Material Adverse Effect; the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated herein and therein will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the respective certificate of incorporation or certificate of incorporation on name change or articles of association, charter or bylaws or other applicable organizational documents, of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clauses (B), (C) or (D), where such breach, violation, default, event, right, lien, charge or encumbrance would not, individually or in the aggregate, have a Material Adverse Effect; no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Nasdaq) or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) the registration of the Securities under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b)

under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) except as otherwise have already been obtained or made as of the date of this Agreement or (v) by the Jersey Registrar of Companies or the Jersey Financial Services Commission;

(r) except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to allot, issue or sell to it any securities or shares of any class or other equity interests in the capital of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase or subscribe for any securities or shares of any other class or other equity interests in the capital of the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any securities or shares of any other class or other equity interests in the capital of the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(s) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have or have obtained such licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(t) none of the Company or any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Jersey, Scotland or Switzerland;

(u) except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Nasdaq), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(v) Ernst & Young LLP, whose report on the consolidated financial statements of the Company is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(w) the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in all material respects in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and accounting data of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements or the books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(x) except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, each share option granted under any share option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of the applicable class of share in the capital or capital stock of the Company or such Subsidiary on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating,” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company or such Subsidiary duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(y) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the share capital, capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital or capital stock of the Company or any Subsidiary;

(z) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) each holder set forth on Exhibit A-1 hereto of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares or any warrant or other right to acquire Ordinary Shares or any such security;

(aa) neither the Company nor any Subsidiary is required to register as an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor will they be (i) during any period in which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, or (ii) after giving effect to the offering and sale of the Shares and the application of the proceeds thereof;

(bb) based on the projected composition of the Company’s income and fair market value of its assets, the Company does not expect to be a “passive foreign investment company” (as defined in Section 1297 of the Internal Revenue Code and the regulations promulgated thereunder) for its taxable year ended March 31, 2020 or the foreseeable future.

(cc) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 3(ff), Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except for such liens, claims, security interests or encumbrances as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”);

(dd) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Subsidiaries own the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by them and own or have obtained valid and enforceable licenses for, or other rights to use all Intellectual Property (except that the enforcement thereof may be subject to the Enforceability Exceptions) used in and necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Disclosure Package and the Prospectus as under development) (collectively, “Company Intellectual Property”); (i) to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Company Intellectual Property that is described in the Registration Statement, the Disclosure Package and the Prospectus as owned or purported to be owned by the Company or any of the Subsidiaries, except for, and to the extent of, the ownership rights of any co-owners of such Company Intellectual Property that are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; (ii) to the Company’s knowledge, there is no infringement by misappropriation or other violation by any third parties of any Company Intellectual Property owned by or exclusively licensed to the Company or any of the Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) neither the Company nor any Subsidiary has received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) neither the Company nor any Subsidiary has received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates, or could, upon the commercialization of any product or service described in the Registration Statement, the Disclosure Package and the Prospectus as under development, infringe, misappropriate or violate any Intellectual Property of others, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the material terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge there is no patent or patent application that contains claims that interfere with the issued or pending claims of any patents included in the Company Intellectual Property owned by or exclusively licensed to the Company or any of the Subsidiaries; (viii) the MosaiQ platform described in the Registration Statement, the Disclosure Package and the Prospectus as under development by the Company or the Subsidiaries falls within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary; (ix) all patents and patent applications owned by and, to the Company’s knowledge, exclusively licensed to the Company and any Subsidiary have been duly and properly filed and maintained and the Company and the Subsidiaries and, to the Company’s knowledge, the applicable licensor have complied in all material respects with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “PTO”) or other applicable patent office with respect to all patent applications owned by or exclusively licensed to the Company or any of the Subsidiaries and included in the Company Intellectual Property and filed with the PTO or other applicable patent office; (x) the Company and the Subsidiaries have taken all steps reasonably necessary to secure their respective interest in the Company Intellectual Property owned or purported to be owned by the Company or any of the Subsidiaries, including obtaining all necessary assignments from its employees, consultants and contractors pursuant to a written agreement; (xi) the Company and the Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets included in any Company Intellectual Property, and no such trade secrets have been disclosed other than to employees, representatives, independent contractors, collaborators, licensors, licensees, agents and advisors of the Company and the Subsidiaries who are legally bound to a duty of confidentiality; (xii) the Company and the Subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus that are not so described therein; (xiii) all conditions stated in any license agreement under which Company Intellectual Property is exclusively licensed to the Company or any Subsidiary that are required to be satisfied in order for the Company to retain exclusive rights have been timely satisfied; (xiv) to the Company’s knowledge, the issued patents owned by or exclusively licensed to the Company or any of the Subsidiaries are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application owned by the Company or any of the Subsidiaries; and (xv) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company or any Subsidiary that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Company Intellectual Property;

(ee) except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice, (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any similar foreign body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (iii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iv) there has been no violation of any applicable federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, or the rules and regulations promulgated thereunder, or any similar applicable foreign law, rule or regulation, concerning the employees of the Company or any of the Subsidiaries;

(ff) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(gg) all material tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(hh) no stamp duties or other issuance or transfer taxes or duties and no capital gains, income, value added, withholding or other taxes are payable by or on behalf of the Underwriters under U.S. federal or state law, or any political subdivision thereof, or under Jersey law or any other jurisdiction in which the Company is resident for tax purposes solely in connection with (i) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (ii) the sale and delivery by the Underwriters of the Shares as contemplated herein and the Prospectus;

(ii) at no time in the past six years has the Company or any ERISA Affiliate (i) maintained, sponsored, participated in to or has or had any liability or obligation in respect of any Employee Benefit Plan Title IV or Section 302 of ERISA, or Section 412 of the Code or (ii) contributed to, or had any liability or obligation in respect of, any “multiemployer plan” as defined in 4001(a)(3) or Section 3(37) of ERISA or any multiple employer plan , and in both cases (i) and (ii) except as would not reasonably be expected to result in a Material Adverse Effect. No “welfare benefit plan” as defined in Section 3(1) of ERISA provides or promises, or at any time provided or promised, retiree health, or other retiree welfare benefits except to the extent such benefit is fully insured as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law and except, on a case by case basis, limited extensions of health insurance benefits to former employees receiving severance payments from the Company, except as would not reasonably be expected to result in a Material Adverse Effect. Each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred and no condition exists that would subject the Company to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law that would reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law; the Company does not have any obligations under any collective bargaining agreement with any union. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, other than a “multiemployer plan” as defined in Section 4001(a)(3)of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective Subsidiaries or (y) the Company or any of its Subsidiaries has had or has any present or future direct or contingent obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as determined pursuant to Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States;

(jj) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has any reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Effect;

(kk) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, by any other party to any such contract or agreement;

(ll) the Company and each of the Subsidiaries has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(mm) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; since the end of the Company’s most recent audited fiscal year, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(nn) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith;

(oo) all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus (other than that discussed in Section 3(y)) are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(pp) neither the Company nor any of the Subsidiaries nor any director, officer, or employee of the Company or any of the Subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of the Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(qq) the operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(rr) neither the Company nor any of the Subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(ss) the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(tt) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except, in each case, as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; (i) All dividends and other distributions declared and payable on the share capital of the Company, now or in the future, may, under the current laws and regulations of Jersey, be paid in United States Dollars that (subject to any applicable Sanctions) may be freely transferred out of Jersey; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Jersey; and (iii) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Jersey), withholding or deduction in Jersey and (subject to any applicable Sanctions) without the necessity of obtaining any consent, approval, authorization or order in Jersey;

(uu) each of the Company and its Subsidiaries have submitted and possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (“FDA”), the United States Department of Health and Human Services (“HHS”), the European Medicines Agency (“EMA”) or any other state, federal or foreign agencies or bodies engaged in the regulation of medical devices (including diagnostic products), biological products, drugs or biohazardous materials (collectively, the “Regulatory Agencies”), and the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit, except for notices which would not, individually or in the aggregate, have a Material Adverse Effect.

(vv) the feasibility studies that are described in, or the results thereof which are referred to in, the Registration Statement, the Disclosure Package and the Prospectus were conducted in all material respects in accordance with standard accepted medical and scientific research procedures; each description of the results of such studies contained in the Registration Statement, the Disclosure Package and the Prospectus is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and the Subsidiaries have no knowledge of any other studies or tests or trials the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus;

(ww) the Company and its Subsidiaries and, to the Company’s knowledge, the Company’s and its Subsidiaries’ respective directors, officers, employees, and agents (while acting in such capacity) are, and at all times prior hereto were, in material compliance with, all health care laws applicable to the Company, any of its subsidiaries or any of its or their products or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Controlled Substances Act (21 U.S.C. Section 801 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other state, federal or foreign law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes legally binding requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of drugs, biological products and/or medical devices (including diagnostic products), kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostics products or services (collectively, “Health Care Laws”) except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA, the EMEA, the United States Federal Trade Commission, the United States Drug Enforcement Administration (“DEA”), the Centers for Medicare & Medicaid Services, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company or any of its Subsidiaries under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company or any of its Subsidiaries under any Health Care Laws;

(xx) the manufacture by or on behalf of the Company or any of its Subsidiaries of the Company’s and any Subsidiary’s respective products is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 C.F.R. Parts 210, 211, 600 through 680, and 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States;

(yy) the Company and its Subsidiaries are complying in all material respects with all applicable regulatory post-market reporting obligations, including, without limitation, the FDA’s adverse event reporting requirements at 21 C.F.R. Parts 310, 314, 600, and 803, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States;

(zz) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company or any of its Subsidiaries has had any product, clinical laboratory or manufacturing site (whether Company-owned or owned by any of its subsidiaries or that of a third party manufacturer for the Company’s or its Subsidiaries’ respective products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s or any of its Subsidiaries’ respective products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action;

(aaa) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there have been no material recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance with respect to the Company’s or any of its Subsidiaries’ respective products (“Safety Notices”); to the Company’s knowledge, there are no facts that would be reasonably likely to result in (i) a Safety Notice with respect to the Company’s or any of its Subsidiaries’ respective products or services, (ii) a material change in labeling of any the Company’s or any of its Subsidiaries’ respective products or services, or (iii) a material termination or suspension of marketing or testing of any the Company’s or any of its Subsidiaries’ respective products or services;

(bbb) the Company has not knowingly made any false statements on, or material omissions from, any applications, approvals, reports or other submissions to any Regulatory Agency, or in or from any other records and documentation prepared or maintained to comply with the requirements of any Regulatory Agency relating to the Company’s or any of its Subsidiaries’ respective products. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 U.S.C. Section 335a or any similar state or foreign law or regulation or (b) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or foreign law or regulation, and none of the Company or any such person has been so debarred or excluded.

(ccc) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares in the capital of, securities convertible into or exchangeable or exercisable for shares in the capital of or options, warrants or other rights to purchase or subscribe for shares in the capital or any other securities of the Company to have any right to acquire any securities of the Company;

(ddd) the Company has not received any notice from the Nasdaq regarding the delisting of the Shares from the Nasdaq;

(eee) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(fff) neither the Company nor any of the Subsidiaries nor any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and has taken no action which would , directly or indirectly, violate Regulation M under the Exchange Act;

(ggg) there are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Prospectus which have not been described as required;

(hhh) all of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110, 5190 and 5121 is true, complete and correct. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i). To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Preliminary Prospectus was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(iii) neither the Company nor any of its Subsidiaries has any securities that are rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the Exchange Act);

(jjj) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i)(x) to the Company’s knowledge, there has been no security breach or other material compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data, equipment or technology owned, held or used by or for the Company (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company) (collectively, the “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data; and (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems and Data and to the protection of the IT Systems and Data from unauthorized use, access, misappropriation or modification;

(kkk) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries are, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.), and (ii) the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary, (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law, or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and, in the case of such a post-effective amendment other than that compliant with Rule 462(b), become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to notify you immediately upon an event that causes the Company to no longer qualify as an EGC;

(e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f) subject to Section 4(h) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(h) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h) to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(i) if requested, to furnish one copy for you and one copy for Underwriters’ counsel of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the Underwriters;

(j) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(e) hereof;

(k) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(l) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus, if any, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the qualification of the Shares for listing on the Nasdaq and any registration thereof under the Exchange Act, (vi) the costs and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Shares, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, with such legal fees not to be in excess of $10,000, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and one-half the cost of any aircraft chartered in connection with the road show, the costs of all Exempt Oral Communications and Covered Exempt Written Communications (including those of the Underwriters incident to their attendance at or participation in any such communication), (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC and (x) the performance of the Company’s other obligations hereunder;

(m) that all amounts payable or deemed paid by the Company to the Underwriters hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in Jersey or any other jurisdiction in which the Company is organized or otherwise resident for tax purposes and any political subdivision therein or thereof, or any jurisdiction from or through which a payment is made other than a jurisdiction directed by the recipient (each, a “Tax Jurisdiction”), unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding after allowing for deductions or withholding attributable to additional amounts payable under this Section; except that no additional amounts shall be paid by the Company in respect of any income, capital gains or franchise taxes (or any other tax in the nature of a doing business tax) of an Underwriter that would not have been imposed but for such Underwriter having some present or former connection with the Tax Jurisdiction imposing such tax (other than any connection resulting from the transactions contemplated by this Agreement);

(n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(o) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing; (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Ordinary Shares upon the exercise or vesting of options, warrants, restricted share units or multi-year restricted share units disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (C) issuances to directors, officers or employees of shares, share options or other equity awards not exercisable during the Lock-Up Period pursuant to equity incentive plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus (a “Company Equity Plan”) or pursuant to any inducement award permitted to be issued without shareholder approval by Nasdaq rules (an “Inducement Award”), (D) issuances of Ordinary Shares, or any securities convertible, exercisable or exchangeable for Ordinary Shares, issued by the Company in connection with the acquisition of businesses, technologies, assets or Intellectual Property of another entity as long as (x) the aggregate amount of any such securities does not exceed 5% of the number of Ordinary Shares outstanding immediately after the issuance and sale of the Shares contemplated by the Disclosure Package and Prospectus and (y) each person to whom such securities are issued agrees in writing with the Underwriters to be bound by the terms of the Lock-Up Agreement substantially in the form of Exhibit A hereto, (E) post-effective amendments in respect of the Company’s Registration Statement on Form S-3 (Registration No. 333-203818), as amended, and the Company’s Registration Statement on Form S-3 (Registration No. 333-221470), as amended, and any filing by the Company of a Registration Statement on Form S-8 relating to a Company Equity Plan or an Inducement Award, (F) following the earlier to occur of the exercise in full of the Additional Share Option and the expiration of such option, the filing of a prospectus supplement in respect of the “at-the-market” offering previously announced by the Company and conducted pursuant to the Registration Statement (the “ATM Offering”) to disclose the reduced

Maximum Program Amount (as such term is used in the ATM Offering) for the ATM Offering and (G) beginning on the 45th day of the Lock-Up Period, offers and sales of Ordinary Shares pursuant to the ATM Offering in an amount not to exceed the amount of gross proceeds remaining available for offer and sale thereunder; provided, however, that clauses (F) and (G) will cease to be applicable if the Company terminates the ATM Offering following the completion of the offering of the Shares.

(p) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, and to issue no such press release or communications or hold such press conference without your prior consent, which consent may not be unreasonably withheld;

(q) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(r) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(s) to use its best efforts to cause the Shares to be listed on the Nasdaq and to maintain such listing on the Nasdaq; and

(t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

5. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and negative assurance letter of Clifford Chance US LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in the forms set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Marks & Clerk LLP, special counsel for the Company with respect to patents and/or proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in the forms set forth in Exhibit C hereto.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Morrison & Foerster LLP, special counsel for the Company with respect to patents and/or proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in the forms set forth in Exhibit D hereto.

(d) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Carey Olsen, special counsel for the Company with respect to the laws of Jersey, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, in the form set forth in Exhibit E hereto.

(e) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(f) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Covington & Burling LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(h) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(i) The written consent of the Jersey Financial Services Commission to circulation of the Prospectus pursuant to the Jersey Companies (General Provisions) (Jersey) Order 2002 shall have been obtained and shall be subsisting, and the written consent of the Jersey Financial Services Commission to the issue or transfer (as applicable) of the Shares pursuant to the Jersey Control Of Borrowing (Jersey) Order 1958 shall have been obtained and shall be subsisting.

(j) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, and none of the Permitted Exempt Written Communications, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(l) [Intentionally Omitted.]

(m) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(bb) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(n) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(o) The Shares shall have been approved for listing on the Nasdaq at or prior to the time of purchase or the additional time of purchase, as the case may be.

(p) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE MKT or the Nasdaq; (B) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof); and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell or issue any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five-business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Notwithstanding the foregoing, this Section 8 shall not apply if there is only one Underwriter listed in Schedule A.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any Covered Exempt Written Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or one or more Covered Exempt Written Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus or any Permitted Exempt Written Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, the Company agrees to indemnify, defend and hold harmless the Representatives and their respective partners, directors, officers and members, and any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Representatives or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any of the matters referred to in clauses (i) and (ii) of the first paragraph of this Section 9(a). Section 9(d) shall apply equally to any Proceeding (as defined below) brought against the Representatives or any such person in respect of which indemnity may be sought against the Company pursuant to the immediately preceding sentence, except that the Company shall be liable for the reasonable expenses of one separate counsel (in addition to any local counsel) for the Representatives and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 9(a), in any such Proceeding.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or a Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, or Permitted Free Writing Prospectus, or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) of this Section 9; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that except as provided in the second paragraph of Section 9(a), such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in (i) the first sentence of paragraph 3, (ii) paragraph 5, (iii) the first sentence of paragraph 14, (iv) the third sentence of paragraph 15, (v) the third sentence of paragraph 17 and (vi) paragraphs 21 and 22, in each case under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession, other activities and relationships between the Underwriters and the Company, or to over-allotment, stabilization, syndicate covering transactions and market-making activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel (fax: (646) 619-4437) and Cowen and Company, LLC, 599 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: General Counsel (fax: (646) 562-1269); and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at Quotient Biodiagnostics, Inc., 301 South State Street, Suite S-204, Newtown, Pennsylvania 18940.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each, a “New York Court”), which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and that of its Subsidiaries) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company has irrevocably appointed Quotient Biodiagnostics, Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any New York Court. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect. The Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any New York Court, and with respect to any related final judgment, each party waives any such immunity in any New York Court or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Claim or related final judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part.

14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from them to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of itself and the Underwriters named in Schedule A

JEFFERIES LLC

By:	/s/ Real Leclerc
Name: Real Leclerc
Title: Managing Director, Global Joint Head of Healthcare Investment Banking

COWEN AND COMPANY, LLC

By:	/s/ E. James Streator, III
Name: E. James Streator, III
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares
JEFFERIES LLC	5,805,000

COWEN AND COMPANY, LLC	4,995,000

BTIG, LLC	1,200,000

Total	12,000,000

SCHEDULE B

Permitted Free Writing Prospectuses

None.

Permitted Exempt Written Communications

None.

Pricing Information Provided Orally by Underwriters

Price per Share to the public: $7.00

Number of Shares to be sold: 12,000,000

EXHIBIT A

Lock-Up Agreement

, 2019

Jefferies LLC

Cowen and Company, LLC

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o

Cowen and Company, LLC

599 Lexington Avenue, 27th Floor

New York, New York 10022

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Quotient Limited, a company formed under the laws of Jersey (the “Company”), and you and the underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of ordinary shares, no par value per share, of the Company (the “Ordinary Shares”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Jefferies LLC (“Jefferies”) and Cowen and Company, LLC (“Cowen”, and, together with Jefferies, the “Representatives”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to acquire, the foregoing (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to acquire, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Ordinary Shares as contemplated by the Underwriting Agreement and the sale of the Ordinary Shares to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (d) dispositions by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (e) if the undersigned is an entity, as a distribution to the limited partners, members, trust beneficiaries or stockholders of the undersigned, (f) dispositions to the undersigned’s affiliates, or to any investment fund or other entity controlled or managed by, directly or indirectly, the undersigned, (g) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Lock-Up Securities during the Lock-Up Period, no public announcement or public disclosure of entry into such plan is made or required to be made, and the undersigned does not otherwise voluntarily effect any public announcement or public disclosure regarding the entry into or existence of any such plan, or (h) dispositions of Lock-Up Securities pursuant to any trading plan established pursuant to Rule 10b5-1 under the Exchange Act existing as of the date of this Lock-Up Agreement; provided, however, that (A) in the case of any transfer or disposition pursuant to clauses (b) through (f), (i) each transferee, distributee or recipient of the Lock-Up Securities transferred, distributed or disposed of agrees to be bound by the same restrictions in place for the undersigned pursuant to this Lock-Up Agreement for the duration that such restrictions remain in effect at the time of such transfer, distribution or disposition and executes and delivers to the Representatives a lock-up agreement substantially in the form of this Lock-Up Agreement, (ii) no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution and (iii) any such transfer or distribution shall not involve a disposition for value; and (B) in the case of any disposition pursuant to clause (h), no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such disposition unless such filing or announcement clearly states that such disposition was made pursuant to an established trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

The undersigned further agrees that all of the foregoing provisions shall be equally applicable to any issuer-directed or other Ordinary Shares that the undersigned may purchase in the Offering.

The foregoing restrictions shall not apply to the exercise of stock options to acquire Ordinary Shares on a “cashless” or “net exercise” basis granted pursuant to the Company’s equity incentive plans as in effect as of the date of this Lock-Up Agreement, or to the transfer of Lock-Up Securities to the Company for the surrender or forfeiture of Ordinary Shares to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards; provided, that they shall apply to any of the Lock-Up Securities underlying such options or awards, and all other Lock-Up Securities and other securities subject to the terms of this Lock-Up Agreement continue to be subject to the terms of this Lock-Up Agreement; provided, further, that no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with any such exercise or transfer.

The foregoing restrictions shall not apply to the sale of Ordinary Shares purchased by the undersigned on the open market following the Offering; provided, however, that no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transactions.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Ordinary Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase Ordinary Shares or any such other securities. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement) or (iv) the Underwriting Agreement does not become effective on or prior to November 30, 2019, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the share register and other records relating to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the share register and other records relating to such shares or other securities.

*      *      *

Yours very truly,

Name:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

1.	Galen Partners V LP
2.	Galen Partners International V LP
3.	Galen Management LLC
4.	Franz Walt
5.	Jeremy Stackawitz
6.	Edward Farrell
7.	Christopher Lindop
8.	Roland Boyd
9.	Heino von Prondzynski
10.	Thomas Bologna
11.	Frederick Hallsworth
12.	Brian McDonough
13.	Sarah O’Connor
14.	Zubeen Shroff
15.	John Wilkerson

A-1-1

EXHIBIT B-1

FORM OF OPINION OF CLIFFORD CHANCE US LLP

[To be provided under separate cover.]

B-1-2

EXHIBIT B-2

FORM OF NEGATIVE ASSURANCE LETTER OF CLIFFORD CHANCE US LLP

[To be provided under separate cover.]

B-2-1

EXHIBIT C-1

FORM OF OPINION OF MARKS & CLERK

[To be provided under separate cover.]

C-1-1

EXHIBIT C-2

TRADE MARK REPORT OF MARKS & CLERK

[To be provided under separate cover.]

C-2-1

EXHIBIT D

FORM OF OPINION OF MORRISON & FOERSTER LLP

[To be provided under separate cover.]

D-1

EXHIBIT E

FORM OF OPINION OF CAREY OLSEN

[To be provided under separate cover.]

E-1

EXHIBIT F

OFFICERS’ CERTIFICATE

Each of the undersigned, Franz Walt, Chief Executive Officer of Quotient Limited, a company organized under the laws of Jersey (the “Company”), and Christopher Lindop, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(k) of that certain Underwriting Agreement dated [•], 2019 (the “Underwriting Agreement”) among the Company and the Underwriters named therein, that as of [•], 2019:

1.	He has reviewed the Registration Statement, the Disclosure Package, the Preliminary Prospectus and each Covered Exempt Written Communication.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (h) and (i) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this [date].

Name: Franz Walt Title: Chief Executive Officer

Name: Christopher Lindop Title: Chief Financial Officer

F-1